ESCROW AGREEMENT


         This Escrow Agreement is entered into as of April 14, 2000, by and among Nashua Corporation, a Delaware corporation (the "Buyer"), the Stockholders listed on Schedule I attached hereto (the "Stockholders") and LaSalle Bank, N.A. (the "Escrow Agent").

         WHEREAS, the Buyer, Rittenhouse Paper Company (the "Company") and the Stockholders have entered into a Stock Purchase Agreement dated March 21, 2000 (the "Stock Purchase Agreement") pursuant to which the Buyer will purchase all of the issued and outstanding shares of the Company;

         WHEREAS, the Stock Purchase Agreement provides that an escrow fund will be established to secure the indemnification obligations of the Stockholders to the Buyer; and

         WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which such escrow fund will be established and maintained;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. General.

            (a) The Escrow Agent is hereby constituted and appointed the escrow agent hereunder.

            (b) The Stock Purchase Agreement by this reference is incorporated herein and made a part of this Agreement to the same extent as if its terms were fully set forth herein. Except as otherwise defined herein, capitalized terms used herein shall have the meaning given to them in the Stock Purchase Agreement, provided, however, that the Escrow Agent shall not be charged with knowledge thereof nor subject in any way to the terms and conditions thereof.

         2. Appointment of Stockholders' Representatives. The Stockholders hereby appoint The Stockholders' Representatives as their representatives for purposes of this Agreement with the power and authority set forth in subparagraph 8(c) below.

         3. Escrow and Indemnification.

            (a) Escrow Fund. Simultaneously with the execution of this Agreement, the Stockholders shall deposit with the Escrow Agent, by wire transfer or delivery of checks payable to the Escrow Agent, the sum of $2,500,000 (the "Escrow Amount") to an account (the "Escrow Account") designated by the Escrow Agent. The Escrow Account shall be increased by any interest or other amount received with respect thereto and any compounding interest or other return (collectively, "Interest") and decreased by the distributions provided for in Sections 4 and 6 hereof. The amounts in the Escrow Account from time to time, but not including any Interest (whether or not still in the Escrow Account), are hereinafter referred to as the "Escrow Fund". The Escrow Agent agrees to hold, invest and otherwise act with respect to the Escrow Fund and any Interest earned thereon in accordance with the terms and conditions of this Agreement The Escrow Agent shall invest the Escrow Fund and any Interest received thereon contained in the Escrow Account as directed by instruction of the Representative, in Permitted Investments (as defined in Section 5 herein) from time to time during the term of this Agreement. The Escrow Agent hereby acknowledges receipt of such sum. The Escrow Agent agrees to hold the Escrow Fund in an escrow account subject to the terms and conditions of this Agreement.

            (b) Indemnification. The Stockholders have agreed in Section 10 of the Stock Purchase Agreement, to indemnify and hold harmless the Buyer from and against specified Losses (as defined in Section 10 of the Stock Purchase Agreement). The Escrow Fund shall be security for such indemnity obligation of the Stockholders, subject to the limitations, and in the manner provided, in this Agreement.

            (c) Transferability. The respective interests of the Stockholders in the Escrow Fund shall not be assignable or transferable, other than by operation of law. Notice of any such assignment or transfer by operation of law shall be given to the Escrow Agent and the Buyer, and no such assignment or transfer shall be valid until such notice is given.

         4. Disbursement of Escrow Fund.

            (a) Disbursement by Escrow Agent. The Escrow Agent shall disburse the Escrow Fund only in accordance with (i) a written instrument delivered to the Escrow Agent that is executed by both the Buyer, on the one hand, and the Stockholders' Representatives, on the other hand and that instructs the Escrow Agent as to the disbursement of some or all of the Escrow Fund, (ii) an order of a court of competent jurisdiction, which is final and with respect to which all applicable appeal periods have expired or which is non-appealable, a copy of which is delivered to the Escrow Agent by either the Buyer or the Stockholders' Representatives, that instructs the Escrow Agent as to the disbursement of some or all of the Escrow Fund, or (iii) the provisions of Section 4(b) hereof. The Buyer and the Stockholders' Representatives agree to cooperate with each other in good faith to comply with the provisions of this Section 4 and to use reasonable efforts to resolve any disputes relating to the distribution from the Escrow Account.

            (b) Disbursement Following Termination Date. Within five business days after October 14, 2001 (the "Termination Date"), the Escrow Agent shall distribute to the Stockholders all of the Escrow Fund then held in escrow. Notwithstanding the foregoing, if the Buyer has previously delivered to the Escrow Agent a copy of a Claim Notice (as defined in Section 10.02 of the Stock Purchase Agreement) and the Escrow Agent has not received written notice of the resolution of the claim covered thereby, the Escrow Agent shall retain in escrow after the Termination Date an amount equal to the amount stated in such Claim Notice. Any funds so retained in escrow shall be disbursed only in accordance with the terms of clauses (i) or (ii) of Section 4(a) hereof.

            (c) Method of Disbursement. Any distribution of all or a portion of the Escrow Fund to the Stockholders shall be made in accordance with the percentages set forth opposite the stockholders' respective names on Schedule I. Distributions to the Stockholders shall be made by mailing checks to such stockholders at their respective addresses shown on Schedule I (or such other address as may be provided in writing to the Escrow Agent by any such stockholder).

         5. Investment of Escrow Fund.

            (a) Permitted Investments. Any monies held in the Escrow Fund shall be invested by the Escrow Agent, to the extent permitted by law and as directed by the Stockholders' Representatives, in (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof having maturities of two months or less from the date of acquisition, (ii) obligations (including certificates of deposit and bankers' acceptances) of banks which at the date of their last public reporting had total assets in excess of $500,000,000, (iii) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or P-1 or the equivalent thereof by Moody's Investor Service, Inc. and in each case maturing within two months after the date of acquisitions, and (iv) money market mutual funds invested exclusively in some or all of the securities described in the foregoing clauses (i), (ii) and (iii).

            (b) Tax Reporting. The parties hereto agree that, for tax reporting purposes, all interest or other income earned from the investment of the Escrow Fund or any portion thereof shall be allocable to the party which ultimately receives such Escrow Fund or portion thereof.

            (c) Certification of Tax Identification Number. The parties hereto agree to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 to the Escrow Agent prior to the date on which any income earned on the investment of the Escrow Fund is credited to such Escrow Fund. The parties hereto understand that, in the event their tax identification numbers are not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Escrow Fund.

         6. Fees and Expenses. The Buyer, on the one hand, and the Stockholders, on the other hand, shall each pay one-half of the fees of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder, as described in Schedule II attached hereto.

         7. Limitation of Escrow Agent's Liability.

            (a) Limitation on Liability. The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own willful misconduct or gross negligence. The Escrow Agent shall not be responsible for the validity or sufficiency of this Agreement. In all questions arising under the Escrow Agreement, the Escrow Agent may rely on the advice of counsel, and the Escrow Agent shall not be liable to anyone for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

            (b) Indemnification. The Buyer and the Stockholders hereby, jointly and severally, and the Buyer hereby agree to indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. The Buyer, on the one hand, and the Stockholders, on the other hand, shall each be liable for one-half of such amounts.

         8. Liability and Authority of Stockholders' Representatives; Successors and Assignees.

            (a) Limitation on Liability. The Stockholders' Representatives shall incur no liability to the Stockholders with respect to any action taken or suffered by him in reliance upon any note, direction, instruction, consent, statement or other documents believed by him to be genuinely and duly authorized, nor for other action or inaction except their own willful misconduct or gross negligence. The Stockholders' Representatives may, in all questions arising under the Escrow Agreement, rely on the advice of counsel and the Stockholders' Representatives shall not be liable to the Indemnifying Stockholders for anything done, omitted or suffered in good faith by the Stockholders' Representatives based on such advice.

            (b) Successor Stockholders' Representatives. In the event of the death or permanent disability of the Blatner Stockholders' Representative, or his resignation as the Blatner Stockholders' Representative, a successor Blatner Stockholders' Representatives shall be elected by a majority vote of the Blatner Stockholders, with Stockholders to be given a vote equal to the respective percentages set forth on
Schedule I. In the event of the death or permanent disability of Andrew Albert, or his resignation as the Albert Stockholder's Representative, Kenneth Granat shall be the successor Albert Stockholder's Representative. Each respective successor Stockholders' Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Stockholders' Representatives, and the term "Stockholders' Representatives" as used herein shall be deemed to include successor Stockholders' Representatives.

            (c) Power and Authority. The Stockholders' Representatives, acting unanimously, shall have full power and authority to represent the Stockholders, and their successors, with respect to all matters arising under this Agreement and all actions taken by the Stockholders' Representatives hereunder shall be binding upon the Stockholders, and their successors, as if expressly confirmed and ratified in writing by each of them. Without limiting the generality of the foregoing, the Stockholders' Representatives shall have full power and authority to interpret all of the terms and provisions of this Agreement, to compromise any claims asserted hereunder and to authorize payments to be made with respect thereto, on behalf of the Stockholders and their successors. All actions to be taken by the Stockholders' Representatives hereunder shall be evidenced by, and taken upon, the written direction of a majority thereof.

            (d) Reliance by Escrow Agent. The Escrow Agent may rely on the Stockholders' Representatives as the exclusive agents of the Stockholders under this Agreement and shall incur no liability to any party with respect to any action taken or suffered by it in reliance thereon.

         9. Amounts Payable by Stockholders. The amounts payable by the Stockholders under this Agreement (i.e., the fees of the Escrow Agent payable pursuant to Section 6 and the indemnification obligations pursuant to Section 7(b)) shall be payable solely as follows. The Escrow Agent shall notify the Stockholders' Representatives of any such amount payable by the Stockholders as soon as it becomes aware that any such amount is payable, with a copy of such notice to the Buyer. On the sixth business day after the delivery of such notice, the Escrow Agent shall disburse such amount from the Escrow Fund (up to the amount then available in the Escrow Fund) to the party to whom such amount is owed in satisfaction of such indemnification obligations of the Stockholders; provided that if the Buyer delivers to the Escrow Agent (with a copy to the Stockholders' Representatives), within five business days after delivery of such notice by the Escrow Agent, a written notice contesting the legitimacy or reasonableness of such amount, then the Escrow Agent shall not disburse the disputed portion of such claimed amount except in accordance with the terms of clauses (i) or (ii) of Section 4(a) hereof.

         10. Creditors.

            (a) No Person other than the Company and the Sellers are entitled to receive any payment out of the Escrow Account. The Company and the Sellers will be entitled to receive payments to of the Escrow Account solely in accordance with the express terms hereof.

            (b) Except as otherwise specifically provided for herein, no creditor of the Company, Buyer, the Sellers or the Escrow Agent or any of their respective affiliates or agents shall have any rights in or to the Escrow Account or the funds held therein. Accordingly, in order to effectuate the parties' intentions under this Agreement, the Company hereby grants to the Sellers, and the Sellers hereby grant to the Company, a security interest in all of the grantor's rights, title and interest in and to the Escrow Account and any proceeds thereof (as such term is defined in the Uniform Commercial Code as in effect in the State of Illinois) so long as the Escrow Account and/or any such proceeds remains subject to the terms of this Agreement. In addition, the Company and the Sellers hereby appoint the Escrow Agent a the Company's and the Sellers' agent for possession of the Escrow Account in order to perfect the Company's and the Sellers' respective security interests therein. The Escrow Agent agrees to this appointment and acknowledges that, in connection with the security interest granted in this Section 10(b), it is acting as bailee with respect to such Escrow Account and/or such proceeds on behalf of the Company and the Sellers but subject to the terms and conditions set forth in this Agreement. The Company and the Sellers further agree to take any and all necessary additional steps to perfect and continue perfection of the security interests granted hereunder. Notwithstanding the foregoing, the Escrow Agent shall have a first perfected security interest in and prior lien upon all property held by it under this Escrow Agreement but solely in order to secure the obligations of the parties to the Escrow Agreement arising under Sections 6 and 7(b) hereof, and shall have the right to reimburse itself from such property for any and all such obligations which remain unpaid thirty (30) or more days subsequent to demand by the Escrow Agent for payment thereof given as provided for in Section 10(b) hereof. In no event shall the Escrow Agent be responsible for the validity, enforceability, perfection or priority of any security interest claimed by any person (other than the Escrow Agent itself) in the Escrow Account.

         11. Termination. This Agreement shall terminate upon the disbursement by the Escrow Agent of all of the Escrow Funds in accordance with this Agreement; provided that the provisions of Sections 7 and 8 shall survive such termination.

         12. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by delivering a resignation to the parties to this Escrow Agreement, not less than 60 days' prior to the date when such resignation shall take effect. The Buyer may appoint a successor Escrow Agent without the consent of the Stockholders' Representatives so long as such successor is a bank with assets of at least $500 million, and may appoint any other successor Escrow Agent with the consent of the Stockholders' Representatives, which shall not be unreasonably withheld. If, within such notice period, the Buyer provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of any Escrow Fund then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Escrow Fund to such designated successor. If no successor Escrow Agent is named as provided in this Section 12 prior to the date on which the resignation of the Escrow Agent is to properly take effect, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor Escrow Agent.

         13. Miscellaneous.

            (a) Entire Agreement. Except for those provisions of the Stock Purchase Agreement referenced herein, this Agreement constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter hereof.

            (b) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.

            (c) Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

            (d) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            (e) Notices. All notices, instructions and other communications hereunder shall be in writing. Any notice, instruction or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

                 If to the Buyer:        Nashua Corporation
                                         44 Franklin Street
                                         Nashua, NH  03061
                                         Attn:  Peter C. Anastos,
                                         Vice President and
                                         General Counsel

                 With a copy to:         John K. P. Stone, III
                                         Hale and Dorr, LLP
                                         60 State Street
                                         Boston, MA  02109

                 If to the Company:      Rittenhouse Paper Company
                                         250 South Northwest Highway
                                         Suite 103
                                         Park Ridge, IL 60068

                 With a copy to:         Clarissa Cerda, Esq.
                                         Sonnenschein Nath and Rosenthal
                                         Suite 800, Sears Tower
                                         233 South Wacker Drive
                                         Chicago, IL  60606

                 If to the Stockholders' Simon Blattner, Jr.
                 Representatives         109 Alpine Terrace
                                         San Francisco, CA 94117

                                         and

                                         Andrew Albert
                                         c/o Rittenhouse Paper Company
                                         250 South Northwest Highway
                                         Suite 103
                                         Park Ridge, IL 60068

                 With a copy to:         Clarissa Cerda, Esq.
                                         Sonnenschein Nath and Rosenthal
                                         Suite 800, Sears Tower
                                         233 South Wacker Drive
                                         Chicago, IL  60606



                 If to the Escrow Agent: Kevin Kolb
                                         LaSalle Bank, N.A.
                                         135 S. LaSalle Street
                                         Chicago, IL 60603


         Any party may give any notice, instruction or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, instruction or other communication shall be deemed to have been duly given unless and until it actually is received by the party to whom it is intended. Any party may change the address to which notices, instructions, or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

            (f) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of Delaware without giving effect to any choice or conflict of law provision or rule (whether of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the Delaware.

            (g) Amendments and Waivers. This Agreement may be amended only with the written consent of the Buyer, the Escrow Agent and the Stockholders' Representatives. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver. No waiver by any party with respect to any condition, default or breach of covenant hereunder shall be deemed to extend to any prior or subsequent condition, default or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

            (h) Submission to Jurisdiction. Each of the parties (a) submits to the jurisdiction of any state or federal court sitting in Illinois in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 13. Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law.




         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                           NASHUA CORPORATION


                                           By /s/ Gerald G. Garbacz
                                              _______________________________


                                           STOCKHOLDER REPRESENTATIVE


                                           /s/ Simon Blattner
                                           _________________________________


                                           /s/ Andrew B. Albert
                                           _________________________________


                                           _________________________________


                                           _________________________________



                                           LASALLE BANK, N.A.


                                           By: /s/ R. C. Bergman
                                               _______________________________
                                           Name:
                                           Title: